                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                               PACTIV CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000                        [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                                                                   April 2, 2001

To the Shareholders of Pactiv Corporation:

     The Annual Meeting of Shareholders of Pactiv Corporation will be held Thursday, May 17, 2001, at 10:30 a.m. at the Sheraton North Shore Hotel, 933 Skokie Blvd., Northbrook, Illinois 60062. A notice of the meeting, a proxy card, a proxy statement containing information about the matters to be acted upon at the meeting, and a copy of the Company's Annual Report are enclosed.

     Holders of common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     A record of the Company's activities for the year 2000 is contained in the Annual Report to Shareholders accompanying these materials. I urge each shareholder who cannot attend the Annual Meeting to please assist us in preparing for the meeting by either completing, executing, and returning your proxy card promptly or using our telephone or internet voting procedures.

                                        Very truly yours,

                                        /s/ Richard L. Wambold
                                        RICHARD L. WAMBOLD
                                        Chairman and Chief
                                        Executive Officer

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000                        [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 2001

     The Annual Meeting of Shareholders of Pactiv Corporation will be held at the Sheraton North Shore Hotel, 933 Skokie Blvd., Northbrook, Illinois 60062, Thursday, May 17, 2001, at 10:30 a.m., local time.

     The purposes of the meeting are:

     1. To elect directors for a term to expire at the 2002 Annual Meeting of Shareholders;

     2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the year 2001; and

     3. To act upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors knows of no other matters at this time that may be brought before the meeting. Holders of common stock of record at the close of business on March 21, 2001, are entitled to vote at the meeting. A list of these shareholders will be available for inspection for 10 days preceding the meeting at the corporate headquarters of the Company, 1900 West Field Court, Lake Forest, Illinois, 60045, and at the Sheraton North Shore Hotel, and will also be available for inspection at the Annual Meeting of Shareholders.

     Each shareholder who does not expect to attend the meeting is urged to either complete, date, and sign the enclosed proxy card and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or use our telephone or internet voting procedures.

                                           By Order of the Board of Directors

                                                    KARL A. STEWART
                                                       Secretary

April 2, 2001

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000                        [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                                                                   April 2, 2001

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Pactiv Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Company's Annual Meeting of Shareholders on May 17, 2001, or any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of the meeting. Holders of common stock of record at the close of business on March 21, 2001, will be entitled to vote at the Annual Meeting. Each share is entitled to one vote. Shares represented by proxies will be voted at the Annual Meeting. At March 21, 2001, there were 161,707,842 shares of common stock outstanding and entitled to vote (of which 158,507,842 are shares outstanding for financial reporting purposes and 3,200,000 are shares not considered outstanding for financial reporting purposes because they are held in a grantor trust to ensure payments under the Company's Supplemental Executive Retirement Plan and Deferred Compensation Plan). This proxy statement, the accompanying notice of Annual Meeting of Shareholders, and the proxy card are first being mailed or delivered to shareholders on or about April 2, 2001.

     The Company was formerly known as Tenneco Packaging Inc., and was a wholly-owned subsidiary of Tenneco Inc. that was spun-off to the shareholders of Tenneco Inc. on November 4, 1999. Unless the context otherwise requires, references to or information regarding the "Company," for periods prior to the spin-off, refer to the packaging businesses of Tenneco Inc., and for periods after the spin-off refer to Pactiv Corporation.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The following nominees, each of whom currently serves as a director of the Company, are proposed to be elected at this Annual Meeting to serve for an annual term that will expire at the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified. Mr. Mark Andrews is not standing for re-election since he has reached the mandatory retirement age provided in the Company's By-Laws. The Company thanks Mr. Andrews for his 14 years of advice and service to the Company and its predecessors.

     The persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for these nominees for directors, each of whom has been designated as such by the Board of Directors. If, for any reason not presently known, any of the nominees is not available for election, another person or other persons who may be nominated by the Board of Directors will be voted for at the discretion of the proxy voters. Provided a quorum is present in person or by proxy, directors are elected by a vote of a plurality of the shares voted.

     YOU MAY VOTE FOR OR WITHHOLD YOUR VOTE FROM THE DIRECTOR NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

     Brief statements setting forth the age (at April 1, 2001), the principal occupation, employment during the past five years, the year in which first elected a director, and other information concerning each nominee appears below.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                FOR TERM EXPIRING AT THE 2002 ANNUAL MEETING OF
                                  SHAREHOLDERS

                                Larry D. Brady became Chief Executive Officer in September
[LARRY BRADY PHOTO]             2000, and since 1999 has been President and Chief Operating
                                Officer, and a director, of UNOVA, Inc., an industrial
                                technologies company. From 1993 to June 1999, Mr. Brady was
                                President of FMC Corporation, a producer of chemicals and
                                machinery for industry, agriculture, and government. Before
                                1993, Mr. Brady served in various executive capacities with
                                FMC Corporation for more than five years. Mr. Brady is 58
                                years old and has been a director of the Company since
                                November 1999. He is Chairman of the
                                Compensation/Nominating/ Governance Committee and a member of the Three-year Independent Director Evaluation Committee.
--------------------------------------------------------------------------------------------
                                Robert J. Darnall is Chairman and Chief Executive Officer of
[ROBERT DARNALL PHOTO]          Prime Advantage Corporation. He retired as President and
                                Chief Executive Officer of Ispat North America, Inc. in
                                January 2000, a position he had held since November 1998,
                                shortly after Ispat North America, Inc. had acquired Inland
                                Steel Company. Prior to such acquisition, Mr. Darnall held various positions at Inland Steel Company over a 36-year
                                career, including serving as Chairman President and Chief
                                Executive Officer of Inland Steel Industries, Inc., from
                                1992 to 1998. He also currently serves as a director of
                                Household International, Inc., Cummins, Inc., Sunoco, Inc.
                                and the Federal Reserve Bank of Chicago. Mr. Darnall is 63
                                years old, has been a director since March 2000, and is a
                                member of the Compensation/Nominating/Governance Committee.
--------------------------------------------------------------------------------------------
[MARY HENDERSON PHOTO]          Mary R. (Nina) Henderson, currently a director of the public corporations listed below, was Corporate Vice President,
                                Global Core Business Development for Bestfoods, Inc. from
                                1999 until December 2000 following Unilever N.V.'s
                                acquisition of Bestfoods, Inc. She previously served as
                                President of Bestfoods Grocery from 1997 to 1999, and
                                President of Bestfoods Specialty Markets from 1993 to 1997.
                                Prior to that she held a number of general management,
                                international and marketing posts since joining Bestfoods'
                                predecessor, CPC International, in 1972. She currently
                                serves as a director of AXA Financial, Inc. (formerly, The
                                Equitable Companies Inc.), the Equitable Life Assurance
                                Society of the United States, and Hunt Corporation. Ms.
                                Henderson is 50 years old, has been a director of the
                                Company since January 2000 and is a member of the Audit
                                Committee.
--------------------------------------------------------------------------------------------

                                Roger B. Porter is the IBM Professor of Business and
[ROGER PORTER PHOTO]            Government at Harvard University. Mr. Porter has served on the faculty at Harvard University since 1977. Mr. Porter
                                also held senior economic policy positions in the Ford,
                                Reagan and Bush White Houses, serving as special assistant to the President and executive secretary of the Economic
                                Policy Board from 1974 to 1977, as deputy assistant to the
                                President and director of the White House Office of Policy
                                Development from 1981 to 1985, and as assistant to the
                                President for economic and domestic policy from 1989 to
                                1993. He also currently serves as a director of RightCHOICE
                                Managed Care, Inc., National Life Insurance Company, Tenneco
                                Automotive Inc. and Zions Bancorporation. Mr. Porter is 54
                                years old and has been a director of the Company since
                                November 1999 and is Chairman of the Audit Committee and a
                                member of the Three-year Independent Director Evaluation
                                Committee.
--------------------------------------------------------------------------------------------
                                Paul T. Stecko is the Chief Executive Officer of Packaging
[PAUL STECKO PHOTO]             Corporation of America, the corporation formed to acquire
                                the Company's containerboard business in April 1999. From
                                November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco Inc. From January
                                1997 to November 1998, Mr. Stecko served as Chief Operating
                                Officer of Tenneco Inc. From December 1993 through January
                                1997, Mr. Stecko served as Chief Executive Officer of the
                                Company. He also currently serves as a director of State
                                Farm Mutual Insurance Company, Tenneco Automotive Inc., and
                                the Chairman of the Board of Packaging Corporation of
                                America. Mr. Stecko is 56 years old and has been a director of the Company since November 1999. He is a member of the
                                Audit Committee and the Compensation/Nominating/Governance
                                Committee, and is Chairman of the Three-year Independent
                                Director Evaluation Committee.
--------------------------------------------------------------------------------------------
                                Richard L. Wambold became the Chief Executive Officer of the
[RICHARD WAMBOLD PHOTO]         Company upon the spin-off in November 1999, and has been
                                serving as its President since June 1999. He was appointed to the additional position of Chairman in March 2000. From
                                June 1997 to May 1999, he served as Executive Vice President and General Manager of the Company's specialty packaging and consumer products units, and prior to June 1997, he served as Vice President and General Manager of such units. Mr.
                                Wambold is 49 years old and has been a director of the
                                Company since June 1999.

THE BOARD OF DIRECTORS

     Following Mr. Andrews' retirement, the Board of Directors of the Company will consist of six members, five of whom are not officers of the Company (the "Outside Directors") and one of whom is an officer of the Company (the "Inside Director"). The Board of Directors believes that the Company's ratio of Outside Directors to Inside Directors represents a commitment to the independence of the Board of Directors, and a focus on matters of importance to its shareholders. The three standing Committees of the Board of Directors are each comprised solely of Outside Directors. In addition, on an ad hoc basis, the Board may designate from time to time an Outside Director as the "lead" director with respect to special matters or discussions affecting the Company.

     The Board of Directors held nine meetings in 2000. Each director attended more than 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board on which the director served.

     The three standing committees of the Board of Directors have the following described responsibilities and authority.

     COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE

     The Compensation/Nominating/Governance Committee has significant corporate governance and compensation responsibilities, among other things, to: (i) establish the salary rate of officers and employees of the Company and its subsidiaries; (ii) examine periodically the compensation structure of the Company; (iii) supervise the welfare and pension plans and compensation plans of the Company; (iv) review and determine the desirable balance of experience, qualifications and expertise among members of the Board of Directors; (v) review possible candidates for membership on the Board of Directors and recommend a slate of nominees for election as directors at the Company's Annual Meeting of Shareholders; (vi) review the function and composition of the other committees of the Board of Directors and recommend membership on such committees; and (vii) review the qualifications and recommend candidates for election as officers of the Company. Six meetings of the Compensation/ Nominating/Governance Committee were held in 2000.

     A shareholder of the Company may nominate persons for election to the Board of the Company by submitting such nomination, together with certain related information required by the Company's By-Laws, in writing to the Secretary of the Company at the Company's principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting of Shareholders; provided, that if the date of the Annual Meeting of Shareholders is more than 30 days before or more than 70 days after the date of the first anniversary of the preceding year's Annual Meeting of Shareholders, notice of the matter must be received not earlier than the close of business on the 120th day prior to such Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Shareholders or the 10th day following the date of public disclosure of the meeting date.

     THREE-YEAR INDEPENDENT DIRECTOR EVALUATION COMMITTEE

     The Three-year Independent Director Evaluation Committee has the responsibility, among other things, to review the Company's Qualified Offer Rights Plan (adopted in November 1999) at least every three years and, if it deems it appropriate, recommend that the full Board modify or terminate such Plan. No meetings of the Three-year Independent Director Evaluation Committee were held in 2000.

     AUDIT COMMITTEE

     The Audit Committee has the responsibility, among other things, to: (i) recommend the selection of the Company's independent public accountants; (ii) review and approve the scope of the independent public accountants' audit activity and extent of non-audit services; (iii) review with management and the independent public accountants the adequacy of the Company's basic accounting system and the effectiveness of the Company's internal audit plan and activities; (iv) review with management and the independent public accountants the Company's certified financial statements and exercise general oversight of the Company's financial reporting process; and (v) review with the Company litigation and other legal matters that may affect the Company's financial condition and monitor compliance with the Company's business ethics and other policies. Four meetings of the Audit Committee were held in 2000. The Audit Committee's report is set forth below.

     The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached as Appendix A to this proxy statement. The Audit Committee is comprised solely of Outside Directors, each of whom meets the independence standards established by the New York Stock Exchange, except for Mr. Stecko, who is not deemed independent under such standards because within the last three years he was an executive officer of the Company and its former parent, Tenneco Inc. The Board of Directors has determined that, notwithstanding such fact, Mr. Stecko's participation in the Audit Committee is in the best interests of the Company because of his depth of knowledge of the Company's industry and business, and his overall financial acumen.

     AUDIT COMMITTEE REPORT

     In performing its duties, the Audit Committee reviewed and discussed the audited financial statements contained in the 2000 Annual Report on Form 10-K with the Company's management. The Audit Committee also met privately with the Company's independent auditor, Arthur Andersen LLP, and discussed issues deemed significant by Arthur Andersen LLP, including those matters required to be discussed by Statements on Auditing Standard No. 61 (Codification of Statements on Auditing Standards, AU sec. 380), as amended. In addition, the Audit Committee discussed with Arthur Andersen LLP its independence from the Company and its management, and has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to the Board that the Company include the audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2000.

     Respectfully submitted by the members of the Audit Committee of the Board:
     Roger B. Porter, Committee Chairman
     Mark Andrews
     Mary R. Henderson
     Paul T. Stecko

STOCK OWNERSHIP

                                   MANAGEMENT

     The following table sets forth, at February 28, 2001, the number of shares of common stock and Common Stock Equivalents of the Company beneficially owned by: (i) each director or nominee for director; (ii) each of the executive officers whose names are set forth on the Summary Compensation Table below; and
(iii) all executive officers, directors, and nominees for director as a group.

                                                        SHARES
                                                       OF COMMON     COMMON STOCK
                                                      STOCK OWNED    EQUIVALENTS     TOTAL SHARES AND
                    DIRECTORS                           (1)(2)           (3)           EQUIVALENTS
                    ---------                         -----------    ------------    ----------------
Larry D. Brady....................................        9,423          7,513            16,936
Robert J. Darnall.................................        8,000          5,492            13,492
Mary R. (Nina) Henderson..........................        3,000          5,305             8,305
Roger B. Porter...................................        8,279          7,513            15,792
Paul T. Stecko....................................       28,623          5,527            34,150
Richard L. Wambold................................      268,616         64,994           333,610
                EXECUTIVE OFFICERS
                ------------------
Andrew A. Campbell................................      129,729         29,500           159,229
James V. Faulkner, Jr.............................       56,749         32,306            89,055
Peter J. Lazaredes................................       71,794          9,400            81,194
James D. Morris...................................       70,425         64,739           135,164
All executive officers and directors or nominees
  as a group(4)(5)................................      654,638        232,289           886,927

------------
(1) Each director or nominee and executive officer has sole voting and investment power over the shares beneficially owned (or has the right to acquire shares as set forth in note (2) below) as set forth in this column, except for (i) restricted shares that are held for each executive officer under the Company's Stock Ownership Plan, and (ii) shares that such persons have the right to acquire pursuant to the Company's Stock Ownership Plan.

(2) Includes (i) 30,238 restricted shares held by Mr. Wambold under the Company's Stock Ownership Plan, and (ii) shares that are subject to options which are exercisable at February 28, 2001, or within 60 days of said date, as follows: Mr. Brady (5,266); Mr. Darnall (3,000); Ms. Henderson (3,000); Mr. Porter (4,132); Mr. Stecko (3,000); Mr. Wambold (121,626); Mr. Faulkner (42,300); Mr. Lazaredes (16,881); and Mr. Morris (47,187).

(3) Common Stock Equivalents are rights to shares of common stock that are distributed in shares of common stock of the Company or cash payments in an amount based on the performance of the Company's common stock over the applicable period. Common Stock Equivalents include (i) the portion of a director's retainer that is paid in the form of stock-settled Common Stock Equivalents, and (ii) compensation held under the Company's Deferred Compensation Plan which the director or officer directs be used to purchase Common Stock Equivalents under such plan. The shares or cash amounts are distributed after a director ceases to serve as a director of the Company, upon the termination of an officer's employment with the Company, or on the distribution date elected under the Deferred Compensation Plan.

(4) Less than one percent of the outstanding shares of the Company's common stock.

(5) Includes 246,392 shares that are subject to options exercisable within 60 days of February 28, 2001, by all executive officers and directors of the Company as a group, and 30,238 restricted shares that are held under the Company's Stock Ownership Plan, for all executive officers and directors and nominees as a group.

                              CERTAIN SHAREHOLDERS

     The following table sets forth, as of February 28, 2001, the name, address, and common stock ownership for each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding common stock (the only class of voting securities of the Company outstanding).

                    NAME AND ADDRESS                        SHARES OF COMMON     PERCENT OF COMMON
                OF BENEFICIAL OWNERS(1)                       STOCK OWNED          STOCK OWNED(1)
                -----------------------                     ----------------     -----------------
Highfields Capital Management L.P. .....................       14,869,600               9.4%
Highfields GP LLC
Jonathon S. Jacobson
Richard L. Grubman
  c/o Highfields Capital Management
  200 Clarendon Street
  Boston, Massachusetts 02117
Highfields Capital Ltd.(2)..............................       11,540,499               7.3%
  c/o Goldman Sachs (Cayman) Trust, Limited
  Harbour Centre, North Church Street
  P.O. Box 896
  George Town, Grand Cayman
  Cayman Islands

------------
(1) The foregoing information is based on information contained in filings made with the Securities and Exchange Commission. Except where otherwise indicated, the identified beneficial owner has indicated that it has sole voting and sole dispositive power over the identified shares.

(2) The beneficial owners have filed with respect to common stock of the Company directly owned by Highfields Capital I LP, Highfields Capital II LP and Highfields Capital Ltd., which together directly own all of the listed shares. Each beneficial owner individually has the power to direct the dividends from or the proceeds of the sale of the shares owned by the direct owners. Messrs. Jacobson and Grubman are each a Managing Member of Highfields GP LLC, which is the General Partner of Highfields Management LP. Highfields Management LP is the investment manager for each of the direct owners. Neither Highfields Capital I LP nor Highfields Capital II LP reported separate ownership of more than 5% of the Company's outstanding common stock. Highfields Capital Ltd. by itself reported ownership over 11,540,499 shares of the Company's common stock, constituting 7.3% of the Company's common stock outstanding, which are included in the 14,869,000 shares reflected above.

EXECUTIVE COMPENSATION

     The following table sets forth the remuneration paid by the Company: (i) to the Chief Executive Officer; and (ii) to each of the four most highly compensated key executive officers of the Company, other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                               ---------------------------------------   ------------------------------------
                                                                                 AWARDS             PAYOUTS
                                                                         -----------------------   ----------
                                                               OTHER                               LONG-TERM
                                                              ANNUAL     RESTRICTED                INCENTIVE    ALL OTHER
                                                              COMPEN-      STOCK                      PLAN       COMPEN-
NAME AND PRINCIPAL POSITION    YEAR   SALARY(1)    BONUS     SATION(2)   AWARDS(3)    OPTIONS(4)   PAYOUTS(5)   SATION(6)
---------------------------    ----   ---------    -----     ---------   ----------   ----------   ----------   ---------
Richard L. Wambold...........  2000   $637,500    $725,000   $ 40,000       --         250,000        --        $116,625
Chairman, President and        1999   $452,501    $350,000   $ 65,450     $397,025     700,000      $295,405    $ 11,386
  Chief Executive Officer      1998   $355,472    $220,000   $152,685     $187,800      45,000        --        $ 11,643

Andrew A. Campbell (7).......  2000   $325,008    $295,000   $ 30,000       --         100,000        --        $ 61,260
Senior Vice President and      1999   $ 81,252    $100,000   $ 30,000       --         300,000        --           --
  Chief Financial Officer      1998      --          --         --          --           --           --           --

James V. Faulkner, Jr........  2000   $291,900    $205,000   $ 30,000       --          75,000        --        $ 60,804
Vice President and             1999   $291,016    $200,000   $ 26,570       --         200,000      $105,193    $ 18,120
  General Counsel              1998   $266,568    $ 82,000   $ 25,760       --          10,000        --        $ 17,674

Peter J. Lazaredes...........  2000   $309,901    $235,000   $ 30,000       --          85,000        --        $ 32,806
Senior Vice President and      1999   $232,164    $126,000   $ 23,015       --         200,000      $ 36,025    $ 12,364
  General Manager,             1998   $182,773    $ 73,000   $ 30,730     $177,800      20,000        --        $ 12,704
  Foodservice, Supermarket
  and Institutional Packaging

James D. Morris..............  2000   $309,901    $205,000   $ 30,000       --          85,000        --        $ 54,719
Senior Vice President and      1999   $237,426    $126,000   $ 25,400       --         200,000      $129,690    $ 13,594
  General Manager, Protective  1998   $206,004    $115,000   $ 29,405     $187,800      20,000        --        $ 14,139
  and Flexible Packaging

------------
(1) Includes base salary plus amounts paid in lieu of matching contributions to the Thrift Plan.

(2) Includes amounts attributable to: (i) the value of personal benefits provided by the Company to its executive officers, which have an aggregate value in excess of the lesser of $50,000 and 10% of the executive's salary and bonus for the year, such as the personal use of Company-owned property, membership dues, assistance provided to such persons with regard to financial, tax and estate planning, and relocation expenses; (ii) reimbursement for taxes; and (iii) amounts paid as dividend equivalents on performance share equivalent units on Tenneco Inc. common stock ("Dividend Equivalents"). Dividend Equivalents were earned at the same rate as dividends on Tenneco Inc. common stock. The Company does not pay Dividend Equivalents with respect to its Common Stock Equivalents. The amount of each such personal benefit that exceeds 25% of the estimated value of the total personal benefits provided by the Company, reimbursement for taxes, and amounts paid as Dividend Equivalents to the listed individuals was as follows: During 2000: perquisite allowances of $40,000 for Mr. Wambold and $30,000 for each of Messrs. Campbell, Faulkner, Lazaredes, and Morris. During 1999: $47,000 perquisite allowance and $18,450 in Dividend Equivalents for Mr. Wambold; $30,000 perquisite allowance for Mr. Campbell; $20,000 perquisite allowance and $6,570 in Dividend Equivalents for Mr. Faulkner; $20,000 perquisite allowance and $5,400 in Dividend Equivalents for Mr. Morris; $12,000 perquisite allowance and $2,250 in Dividend Equivalents for Mr. Lazaredes. During 1998: $58,908 for relocation expenses, $47,171 for reimbursement of taxes, $15,600 Dividend Equivalents and $30,000 perquisite allowance for Mr. Wambold; $5,760 in Dividend Equivalents and $20,000 perquisite allowance for Mr. Faulkner; $6,600 Dividend Equivalents and $20,000 perquisite allowance for Mr. Morris; and $17,530 in relocation expenses, $1,200 in Dividend Equivalents and $12,000 perquisite allowance for Mr. Lazaredes.

                                             (Notes continued on following page)

(3) Includes the dollar value of grants of restricted stock made pursuant to the Company's Stock Ownership Plan based on the price of the Company's common stock on the date of grant. At December 31, 2000, only Mr. Wambold held restricted shares under such plan. The values of the restricted shares shown on the Summary Compensation Table are calculated by multiplying the closing market price of the Company's unrestricted common stock on the date of the grant by the number of shares awarded. Restricted shares issued in 1998 or earlier all vested in connection with the spin-off.

(4) For 1999, the number of options does not include options previously granted by Tenneco Inc. (the former parent of the Company) to the named individuals. Such options were replaced at the spin-off by options to purchase shares of the Company's common stock.

(5) For 1999, the amounts attributed to long-term incentive plan payouts represent the value of Common Stock Equivalents for Tenneco Inc. that were vested and distributed as shares of Tenneco Inc. common stock on October 28, 1999, pursuant to the spin-off. The value stated is the average of the high and low trading prices of a share of Tenneco Inc. common stock on October 28, 1999, the date the performance restrictions were removed. Messrs. Wambold, Faulkner, Lazaredes and Morris received 20,500, 7,300, 2,500, and 9,000 shares of Tenneco Inc. common stock, respectively (of such amount, certain shares were retained in satisfaction of tax obligations and the remainder of such shares were issued to the named individual).

(6) Includes amounts attributable during 2000 to benefit plans of the Company as follows:

     (a) The Company contributed $10,500 to the accounts of each of Messrs. Wambold, Faulkner, Lazaredes and Morris pursuant to the Thrift Plan.

     (b) The dollar values paid by the Company for insurance premiums under the Company's group life insurance plan for Messrs. Wambold, Campbell, Faulkner, Lazaredes and Morris, were $1,125, $2,260, $9,304, $3,506 and $3,219, respectively.

     (c) Under the Pactiv Corporation Deferred Compensation Plan, participants who elect to invest in the Pactiv Common Stock Index Account receive a premium of one additional Common Stock Equivalent for each five Common Stock Equivalents purchased. The value of such additional Common Stock Equivalents for Messrs. Wambold, Campbell, Faulkner, Lazaredes, and Morris were $105,000, $59,000, $41,000, $18,800 and $41,000, respectively.

(7) Mr. Campbell joined the Company in October 1999.

                            OPTIONS GRANTED IN 2000

     The following table shows the number of options to purchase common stock that were granted by the Company during 2000 to the persons named in the Summary Compensation Table above.

                                                      PERCENT OF
                                   SHARES OF         TOTAL OPTIONS
                                  COMMON STOCK        GRANTED TO                                   GRANT DATE
                               UNDERLYING OPTIONS      EMPLOYEES       EXERCISE      EXPIRATION     PRESENT
                                   GRANTED(#)         IN 2000(%)      PRICE($)(1)       DATE        VALUE(2)
                               ------------------    -------------    -----------    ----------    ----------
Mr. Wambold................         250,000               8.9            11.72        10/11/10     $1,235,000
Mr. Campbell...............         100,000               3.6            11.72        10/11/10     $  494,000
Mr. Faulkner...............          75,000               2.7            11.72        10/11/10     $  370,500
Mr. Morris.................          85,000               3.0            11.72        10/11/10     $  419,900
Mr. Lazaredes..............          85,000               3.0            11.72        10/11/10     $  419,900

------------
(1) All options were granted with exercise prices equal to 100% of the fair market value of a share of Company common stock on the date of grant.

(2) Reflects Black-Scholes valuation that was performed using the following assumptions: 36.77% volatility, 5.82% risk free interest rate, 0% expected dividend rate and 5 year option life.

                        OPTIONS AT YEAR-END 2000 VALUES

     The following table sets forth the number of stock options held at December 31, 2000 by the persons named in the Summary Compensation Table. No options to acquire shares of the Company's common stock were exercised during 2000.

                                          TOTAL NO. OF UNEXERCISED       VALUE OF UNEXERCISED IN-THE-MONEY
                                              OPTIONS HELD AT                       OPTIONS AT
                                             DECEMBER 31, 2000                   DECEMBER 31, 2000
                                       ------------------------------    ---------------------------------
                                       EXERCISABLE    NON-EXERCISABLE       EXERCISABLE/NON-EXERCISABLE
                                       -----------    ---------------       ---------------------------
Richard L. Wambold.................      121,626          983,374                   0/$235,000
Andrew A. Campbell.................            0          400,000                   0/$ 94,000
James V. Faulkner, Jr. ............       42,300          284,288                   0/$ 70,500
Peter J. Lazaredes.................       16,881          296,327                   0/$ 79,900
James D. Morris....................       47,187          300,101                   0/$ 79,900

                               PENSION PLAN TABLE

     The following table sets forth the aggregate estimated annual benefits payable upon normal retirement pursuant to the Company's Retirement Plan and Supplemental Executive Retirement Plan to persons in specified remuneration and years-of-credited-participation classifications.

                               YEARS OF CREDITED PARTICIPATION
   ANNUAL      ---------------------------------------------------------------
REMUNERATION      5          10         15         20         25         30
------------   --------      --         --         --         --         --
 $  500,000    $ 39,285   $ 78,571   $117,857   $157,142   $196,428   $235,714
 $  550,000    $ 43,214   $ 86,428   $129,642   $172,857   $216,071   $259,285
 $  600,000    $ 47,142   $ 94,285   $141,428   $188,571   $235,714   $282,857
 $  650,000    $ 51,071   $102,142   $153,214   $204,285   $255,357   $306,428
 $  700,000    $ 55,000   $110,000   $165,000   $220,000   $275,000   $330,000
 $  750,000    $ 58,928   $117,857   $176,785   $235,714   $294,642   $353,571
 $  800,000    $ 62,857   $125,714   $188,571   $251,428   $314,285   $377,142
 $  850,000    $ 66,785   $133,571   $200,357   $267,142   $333,928   $400,714
 $  900,000    $ 70,714   $141,428   $212,142   $282,857   $353,571   $424,285
 $  950,000    $ 74,642   $149,285   $223,928   $298,571   $373,214   $447,857
 $1,000,000    $ 78,571   $157,142   $235,714   $314,285   $392,857   $471,428
 $1,050,000    $ 82,500   $165,000   $247,500   $330,000   $412,500   $495,000
 $1,100,000    $ 86,428   $172,857   $259,285   $345,714   $432,142   $518,571
 $1,150,000    $ 90,357   $180,714   $271,071   $361,428   $451,785   $542,142
 $1,200,000    $ 94,285   $188,571   $282,857   $377,142   $471,428   $565,714
 $1,250,000    $ 98,214   $196,428   $294,642   $392,857   $491,071   $589,285
 $1,300,000    $102,142   $204,285   $306,428   $408,571   $510,714   $612,857
 $1,350,000    $106,071   $212,142   $318,214   $424,285   $530,357   $636,428
 $1,400,000    $110,000   $220,000   $330,000   $440,000   $550,000   $660,000
 $1,450,000    $113,928   $227,857   $341,785   $455,714   $569,642   $683,571
 $1,500,000    $117,857   $235,714   $353,571   $471,428   $589,285   $707,142
 $1,550,000    $121,785   $243,571   $365,357   $487,142   $608,928   $730,714
 $1,600,000    $125,714   $251,428   $377,142   $502,857   $628,571   $754,285
 $1,650,000    $129,642   $259,285   $388,928   $518,571   $648,214   $777,857

------------

Notes:
1. The benefits shown above are computed as a straight-life annuity and are based on years of credited participation and the employee's average compensation (salary and bonus). The benefits are not subject to any deduction for Social Security or other offset amounts. The years of credited participation for Messrs. Wambold, Campbell, Faulkner, Lazaredes and Morris are 22, 1, 6, 19 and 25, respectively. See the Summary Compensation Table above for salary and bonus information for these individuals.

2. If Mr. Wambold completes five years of service in the period commencing January 1, 1997, he will be entitled to benefits commencing at age 55 determined by multiplying his average salary plus bonus, determined over a three-year period, by 25% plus 2.5% for each year service in the period commencing January 1, 1997 up to a maximum of 50%. Mr. Faulkner is entitled to special early retirement benefits and, if he remains with the Company through December 31, 2002, his benefit will be determined by adding three years of participation and age to his actual participation and age.

COMPENSATION OF DIRECTORS

     FEE STRUCTURE. Each Outside Director is paid a retainer fee of $35,000 per year (except that the payment in 2000 also covered the stub period of 1999 following the spin-off in November) for service on the Board of Directors, of which a minimum of 60% ($21,000) is paid in the form of stock-settled Common Stock Equivalents, as described below, and a maximum of 40% ($14,000) is paid in cash or credited to a deferred account as described below. Outside Directors receive $1,000 for each meeting of the Board of Directors attended, and each Outside Director who serves as a Chairman of the Audit or Compensation/Nominating/Governance Committees is paid a fee of $7,000 per chairmanship. Outside

Directors who serve as members of such committees are paid $4,000 per committee membership. Members of the Three-year Independent Director Evaluation Committee receive $1,000 for each meeting of that committee attended. Outside Directors also receive reimbursement of their expenses for attending meetings of the Board of Directors and Committee meetings.

     COMMON STOCK EQUIVALENTS/OPTIONS. For the period following the spin-off in November 1999 and 2000, in payment of 60% of the retainer fee, Outside Directors received in total approximately 2,000 Common Stock Equivalents. Common Stock Equivalents are payable in shares of the Company's common stock after an Outside Director ceases to serve as a director of the Company. Final distribution of such shares may be made either in a lump sum or in installments over a period of years. The Common Stock Equivalents are issued at 100% of the fair market value on the date of the grant. Each Outside Director also receives an annual grant of options to purchase 3,000 shares of the Company's common stock as additional incentive compensation for service on the Board of Directors. These options are granted at 100% of fair market value on the day the option is granted with a term of ten years and fully vest six months from the grant date. Once vested, these options are exercisable at any time during the option term.

     DIRECTORS' DEFERRED COMPENSATION PLAN. Outside Directors may also participate in the Company's deferred compensation plan. Pursuant to the plan, an Outside Director may elect, prior to the commencement of the next calendar year, to have up to 40% ($14,000) of his or her retainer fee and all or a portion of his or her meeting fees credited to a deferred compensation account, which may include the purchase of Common Stock Equivalents. Payment of deferred fees, together with interest and/or earnings, may be deferred until the earlier of: (i) the year next following the date upon which he or she ceases to be a director of the Company; or (ii) the year selected by the director for commencement of payment of the deferred amount.

     The report of the Compensation/Nominating/Governance Committee and the performance graph that appear immediately below are not deemed to be soliciting material or deemed to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

                               PACTIV CORPORATION
             COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The executive compensation philosophy, policies, plans, and programs of the Company are under the supervision of the Compensation/Nominating/Governance Committee (the "Committee"), which is composed of the directors named below, none of whom is an officer or employee of the Company. The Committee has furnished the following report on executive compensation.

     COMPENSATION PHILOSOPHY

     The basic philosophy underlying the Company's executive compensation policies, plans and programs is that executive and shareholder financial interests should be aligned as closely as possible, and the compensation package should be based on delivering pay in line with performance.

     Accordingly, the executive compensation program for the Company's Chief Executive Officer ("CEO") and the other executives named in this Proxy Statement ("Named Executives"), as well as other executives of the Company, has been structured to:

     - Align the interests of the Company's executives and shareholders by accelerating the acquisition and retention of Company shares by senior executives.

     - Reinforce a results-oriented management culture with executive pay that varies according to overall Company and individual performance against aggressive business goals and core behavioral standards.

     - Provide an executive compensation package that attracts, retains, and motivates key executives.

     - Place greater emphasis and leverage on variable performance-based "at risk" (versus fixed) compensation as executives assume increased responsibility.

     Based on these objectives, the executive compensation program has been designed to provide compensation opportunities from base salaries, annual cash incentive awards, stock ownership opportunities, and other benefits typically offered to executives by major corporations that are similar in scope or directly compete with Pactiv in the marketplace. The Company's policy is to provide total compensation to its executives based on performance that is competitive and at market levels, for comparable companies, when financial and qualitative targets are met. In determining competitive compensation for each of the components of executive compensation described below, the Company analyzes data from several independent compensation surveys. The competitive market data used by the Committee includes several of the companies comprising the Industry Peer Group on the Performance Graph, which follows this report. However, their inclusion in the data is a function of their participation in the various nationally recognized compensation surveys in which the Company participates, rather than an alignment of companies in similar industry groups. Salary levels are structured within a range of reputable survey data for comparable companies without regard to the performance of the companies surveyed. The Company's compensation plans provide that as an executive's level of responsibility increases, (i) a greater portion of his/her potential total compensation is based on performance (both corporate and individual), and a lesser portion is comprised of salary, causing potentially greater variability in the individual's total compensation from year-to-year, and (ii) the mix of compensation for that executive shifts to a greater portion being derived from compensation plans that result in stock ownership.

     In designing and administering the components of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance, and determining actual incentive payments.

     Total executive compensation has two major components: annual cash compensation comprised primarily of base salary and bonus, and long-term incentives comprised of performance shares and stock options. The following is a description of each of the components of the executive compensation program along with a discussion of the decisions and action taken by the Committee with regard to 2000 compensation. There also follows a specific discussion regarding the CEO's compensation.

     ANNUAL CASH COMPENSATION PROGRAM

     An executive's annual cash compensation consists of a base salary plus amounts paid in lieu of Company matching contributions to the Thrift Plan and bonuses under the Company's Executive Incentive Compensation Plan. Each year the Committee evaluates executive officers' base salaries by reviewing competitive market practices and assessing Company and individual performance. Base compensation is adjusted periodically to be consistent with the Company's compensation strategy with respect to competitive market position.

     The Executive Incentive Compensation Plan is the short-term cash incentive component of the executive compensation program. This plan is designed to provide an added incentive to participants to align each executive's efforts to the Company's business objectives. Annual performance goals are established at the beginning of each year for purposes of determining incentive awards for that year. At the conclusion of each year, the Committee approves incentive award payments to executives based on the degree of achievement of the goals established and judgments of individual performance. Using earnings per share and cash flow objectives and other performance factors including return on capital employed, working capital, quality of earnings, innovation, customer satisfaction, quality, health and safety, environmental, effective leadership, and workforce diversity, the Committee establishes a target incentive compensation fund. The Committee approves individual awards based upon management's evaluation of the individual's contribution to the overall performance of the business. Eligibility is determined by salary grade and compensation survey data. A target award is assigned to each executive salary grade, and participants may earn awards ranging from 0 to 200 percent of target based upon performance against plan.

     The 2000 Executive Incentive Compensation Plan payouts were calculated at an average of 113% of the target amount.

     LONG-TERM INCENTIVES -- STOCK AWARDS

     The Company's long-term stock incentive plan (the Stock Ownership Plan) is designed to align a significant portion of executive compensation with shareholder interests. This plan permits the granting of a variety of long-term awards, including stock options, restricted stock, and performance shares. Shares of stock are awarded based on an analysis of competitive levels of stock awards and an assessment of individual performance. Awards of performance shares are granted annually, earned over three years and pay out between 0% and 200% of each year's target based upon the Company's performance against a value model (established each year by the Committee) which requires improvement in both the Company's earnings per share and its return on capital employed. As an individual's level of responsibility increases, a greater portion of variable performance-related compensation is in the form of stock.

     In 2000, the Company granted the stock options to the persons identified in the Summary Compensation Table.

     CEO COMPENSATION

     As reported in the Summary Compensation Table in this proxy statement, Mr. Wambold's base salary in 2000 was $600,000. Mr. Wambold's base salary has not changed since he was elected to the position of President and CEO on November 5, 1999. In accordance with the performance criteria identified in the Executive Incentive Compensation Plan, the Committee approved a 2000 annual incentive award of $725,000 for Mr. Wambold. In 2000, the Committee granted Mr. Wambold an option to purchase 250,000 shares of common stock.

     $1 MILLION TAX LIMITATION

     The Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the CEO or a Named Executive who is employed on the last day of the year, provided, however, "performance-based compensation" is excluded from this $1 million limitation. The Stock Ownership Plan incorporates the applicable requirements for "performance-based compensation" with respect to certain types of awards. The Committee will continue to employ compensation programs which provide tax savings for the Company but, when appropriate, the Committee will utilize components of certain executive compensation programs which may not be tax deductible to the Company.

     COMPENSATION NOMINATING GOVERNANCE COMMITTEE

    Larry D. Brady, Chairman
     Mark Andrews
     Robert J. Darnall
     Paul T. Stecko

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return on the Company's common stock from October 27, 1999 (the first day on which the Company's common stock began trading on a "when issued" basis on the New York Stock Exchange), through December 31, 2000, with the cumulative total return of:
(i) the Standard & Poor's 500 Stock Index; (ii) Standard & Poor's Containers and Packaging (Paper) Index; and (iii) an industry peer group selected by the Company that includes representative companies with which the Company competes.

Based upon an initial investment of $100 on October 27, 1999, with dividends, if any, reinvested.

                              [PERFORMANCE GRAPH]
CUMULATIVE TOTAL RETURN

                          27-OCT-99   31-DEC-99   31-MAR-00   30-JUN-00   30-SEP-00   31-DEC-00
 ----------------------------------------------------------------------------------------------

 PACTIV CORP.               $100        $ 87        $ 71        $ 65        $ 92        $102
 ----------------------------------------------------------------------------------------------

 S&P CONTAINERS &
 PACKAGING (PAPER)          $100        $102        $ 87        $ 77        $ 81        $ 97
 ----------------------------------------------------------------------------------------------

 S&P 500                    $100        $114        $116        $113        $112        $103
 ----------------------------------------------------------------------------------------------

 CUSTOM COMPOSITE INDEX
 (6 STOCKS)                 $100        $ 97        $ 94        $ 90        $ 77        $ 70
 ----------------------------------------------------------------------------------------------


------------
1. The Custom Composite Index is comprised of the following companies:
   AptarGroup Inc., Bemis Co., Crown Cork & Seal Co. Inc., Ivex Packaging Corp., Sealed Air Corp., and Sonoco Products Co. The Company selected this group of companies in good faith based on similarities in the nature of such companies' businesses to the Company's business.

2. The stock performance shown in this graph is not necessarily indicative of future performance of the Company's common stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company maintains a key executive change-in-control severance benefit plan designed to enable the Company to continue to attract, retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern on the part of those employees that their job or benefit entitlements will be terminated as a result of a "change-in-control" of the Company, as that term is defined in the plan. The plan provides for severance payments that are calculated on the basis of the executive's annual base salary in effect at the date of termination of employment and the average amount of incentive compensation received by the executive over the preceding three years. Under the plan, Messrs. Wambold, Campbell, Faulkner, Lazaredes and Morris would have been entitled to receive payments in the amount of $3,525,000, $1,695,024, $1,395,000, $1,440,000, and $1,440,000, respectively, if their positions had been terminated on December 31, 2000 following a change-in-control, based on their then-in effect-base salaries and average incentive compensation over the preceding three years. In addition, restricted shares held in the name of those individuals under the restricted stock plan would automatically become payable to those individuals based on the fair market value of the shares, all of their performance share equivalent units would become fully vested and payable, and all of their stock options would become fully vested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Brady, Darnall, and Stecko are members of the Compensation/Nominating/ Governance Committee of the Board of Directors (the "Committee"). All three members of the Committee are Outside Directors, none of whom has any direct or indirect material interest in, or relationship with, the Company or any of its subsidiaries, other than stock ownership, as discussed above, and as relates to his position as a director. Mr. Stecko was formerly an executive officer of the Company. During 2000, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of Directors of the Company or on the Committee.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

          THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THIS PROPOSAL.

     Financial statements of the Company and its consolidated subsidiaries are included in the Company's Annual Report furnished to all shareholders. Upon recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company to examine its consolidated financial statements for the year ending December 31, 2001, and has determined that it would be desirable to request that the shareholders approve the appointment. The vote of a majority of the shares, present in person or by proxy, constituting a quorum at the meeting is required to ratify the appointment. If the shareholders should not ratify the appointment, the Audit Committee and the Board would reconsider the appointment. Arthur Andersen LLP also acted as the Company's independent public accountants for the fiscal year ended December 31, 2000. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and will be available to respond to shareholders' questions.

     AUDIT FEES

     The aggregate fees billed to the Company by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements and review of the financial statements included in the Company's quarterly reports for the fiscal year 2000 were $1,449,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

     No fees were billed to the Company by Arthur Andersen LLP for fiscal year 2000 for financial information system design and implementation, such as (i) operating, or supervising the operation of, the

Company's information systems or managing the Company's computer network, and
(ii) designing or implementing financial data hardware or software systems or data management systems significant to the Company's financial statements taken as a whole.

     ALL OTHER FEES

     The aggregate fees billed for services rendered to the Company by Arthur Andersen LLP (other than those set forth above) for fiscal year 2000 were $4,204,000.

     All audit and non-audit services provided by Arthur Andersen have been approved by the Audit Committee, which considered whether the provision of non-audit services was compatible with maintaining the auditor's independence.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote all proxies (unless otherwise directed by shareholders) in accordance with their judgment on such matters.

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTE

     The Company's By-Laws require a majority of the shares authorized to vote at the Annual Meeting of Shareholders be present, in person or by proxy, to establish a quorum. Shares abstaining with regard to a matter to be presented to the shareholders and shares for which voting power has been withheld, such as broker non-votes, constitute part of the quorum present with respect to such matter. Assuming a quorum is present, the affirmative vote of (i) a plurality of the votes cast at the Annual Meeting (in person or by proxy) is required for the election of directors, and (ii) a majority of the shares present and entitled to vote is required to ratify Arthur Andersen LLP as the Company's independent public accountants and to approve any other matters that may properly come before the meeting.

     Because the election of directors is determined on the basis of a plurality of the votes cast, abstentions and broker non-votes have no effect on the election of directors. Because the vote required for the ratification of Arthur Andersen LLP and any other matters that may properly come before the meeting is a majority of shares present and entitled to vote, abstentions have the effect of a vote against, and broker non-votes, because they are not "entitled to vote," have no effect on, the proposal.

                       SOLICITATION OF PROXIES AND VOTING

     Shareholders may specify their choices by marking the appropriate boxes on the proxy card. Shares will be voted in accordance with such instructions. However, it is not necessary to mark any boxes to vote in accordance with the Board of Directors' recommendations; merely sign, date and return the proxy card in the envelope provided.

     Alternatively, in lieu of returning signed proxy cards, shareholders can vote their shares over the internet or by calling a specially designated telephone number which appears on the proxy cards. Internet and telephone voting procedures are designed to authenticate shareholders' identities, allow shareholders to provide their voting instructions and confirm the proper recording of such instructions. Specific instructions for shareholders who wish to use the internet or telephone voting procedures are set forth on the enclosed proxy card.

     All properly completed, unrevoked proxies that are received prior to the close of voting at the Annual Meeting will be voted in accordance with shareholders' instructions. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted (i) for the election of all nominees for election as director described in this proxy statement, (ii) for the ratification of the appointment of Arthur Andersen LLP, and (iii) in accordance with the judgement of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy (including a proxy via the internet or telephone) or by giving timely written notice of such revocation to the Secretary of the Company.

     If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of Common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions, and broker non-votes (described above) will be counted to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed.

     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers, and employees, personally or by telephone, telecopy, or telegram. Proxy cards and material also will be distributed to beneficial owners of stock through brokers, custodians, nominees, and other like parties, and the Company expects to reimburse such parties for their charges and expenses. Georgeson & Co. Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $25,000.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Shareholder Proposals -- Inclusion in Company Proxy Statement

     For a shareholder proposal to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal executive offices by December 3, 2001.

  Other Shareholder Proposals -- Discretionary Voting Authority and By-Law Requirements

     With respect to shareholder proposals not included in the Company's proxy statement and form of proxy, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the shareholder does not give timely notice of the matter to the Company by the date determined under the Company's By-Laws for the submission of business by shareholders. This notice requirement and deadline are independent of the notice requirement and deadline described above for a shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy. The Company's By-Laws state that to be timely, notice and certain related information must be received at the principal executive offices not less than 90 and no more than 120 days prior to the first anniversary of the preceding year's Annual Meeting of Shareholders; provided, however, that if the date of the annual meeting is more than 30 days before or 70 days after such anniversary date, notice of the matter must be received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the 90th day prior to such meeting or the 10th day following the date of public disclosure of the meeting date, whichever occurs first. Therefore, to be timely under the Company's By-Laws, a proposal not included by or at the direction of the Board of Directors must be received not earlier than January 17, 2002, nor later than February 16, 2002.

                                                    KARL A. STEWART
                                                       Secretary

                         ------------------------------

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO JAMES V. FAULKNER, JR., VICE PRESIDENT AND GENERAL COUNSEL, PACTIV CORPORATION, 1900 WEST FIELD COURT, LAKE FOREST, ILLINOIS 60045.

                                   APPENDIX A
                            AUDIT COMMITTEE CHARTER

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee (Committee) is appointed by the Board of Directors (Board) to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

- Monitor the integrity of Pactiv's financial reporting processes and systems of internal controls related to finance, accounting, adherence to the corporate code of conduct, and legal and regulatory compliance.

- Monitor the independence and performance of Pactiv's independent auditors and internal auditing department.

- Provide an avenue of communication among the independent auditors, management, the internal auditors, and the Board.

     The Committee has the authority to conduct any investigation in fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at Pactiv's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Committee members shall meet the requirements of the New York Stock Exchange (NYSE). The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free of any relationship that could interfere with the exercise of his or her independent judgement, except as permitted by the NYSE. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Committee members shall be appointed by the Board. If the Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall hold regular meetings, but at least two times per year. The Committee Chair shall approve an agenda in advance of each meeting. The Committee shall meet privately in executive session at least annually with management, the internal auditors, the independent auditors, and as a Committee to discuss any matters that it considers appropriate.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     Committee responsibilities and duties are as follows:

Review Procedures

 1. Review and assess the adequacy of the Charter at least annually. Submit the Charter, and any proposed amendments thereto, to the Board for adoption and approval and have the document published at least every three years in accordance with Security and Exchange Commission (SEC) regulations.

 2. Review with management and the independent auditors Pactiv's quarterly and audited annual financial statements prior to filing or distribution. Review should include discussion of significant issues regarding accounting principles, practices, and judgements, and any other items that are required by the American Institute of Certified Public Accountants' and Statement of Auditing

    Standard 61 to be communicated to the Committee by the independent auditors. The Chair of the Committee may represent the entire Committee for purposes of the quarterly reviews.

 3. In consultation with management, the independent auditors and the internal auditors, consider the appropriateness of Pactiv's financial reporting processes and controls.

Independent Auditors

 4. The independent auditors are ultimately accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the independent auditors, and annually recommend to the Board the appointment or discharge of the independent auditors.

 5. Approve the audit fees and other significant amounts paid to the independent auditors.

 6. On an annual basis, the Committee shall ensure that the independent auditors submit a formal written statement delineating all relationships between their firm and Pactiv, and shall review and discuss all significant relationships that could impair the auditors' independence. The Committee shall recommend to the Board that it take appropriate action in response to the independent auditors' report to ensure the auditors' independence.

 7. Review the independent auditors' audit plan, including discussion of audit scope and approach, staffing, locations to be visited, reliance upon management, and coordination with the internal auditors.

 8. Consider the independent auditors' judgements about the quality and acceptability of Pactiv's accounting principles.

Internal Audit Department and Legal Compliance

 9. Review the plan, changes to the plan, activities, organizational structure and qualifications of the internal audit department, as needed.

10. Review the adequacy of the system of internal controls, including information system controls and security, and compliance therewith.

11. Review significant reports prepared by the internal audit department together with management's response and follow-up on such reports.

12. On at least an annual basis, review with Pactiv's general counsel company compliance with laws and regulations, material inquiries, if any, from regulators or governmental agencies, and any other legal matters that could have a significant impact on the company's financial statements.

13. Review and concur in the appointment or dismissal of the internal audit director and any third-party internal audit firm.

Other Audit Committee Responsibilities

14. Annually prepare a Committee report to be included in the company's proxy statement.

15. Review the annual report filed with the NYSE regarding Committee matters.

16. Review and assess conflicts of interest and related party transactions.

17. Monitor compliance with Pactiv's corporate code of conduct and perform any other reviews related to the Charter, Pactiv's by-laws, and governing law that the Committee or the Board deems necessary or appropriate.

18. Maintain minutes of Committee meetings and report to the Board on significant results of such meetings.

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000                        [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                                                                   April 2, 2001

Dear Benefit Plan Participant:

     The Annual Meeting of Shareholders of Pactiv Corporation is scheduled to be held at the Sheraton North Shore Hotel, 933 Skokie Blvd., Northbrook, Illinois 60062, at 10:30 a.m., on Thursday, May 17, 2001. A copy of the notice and proxy statement, which is being sent to all registered shareholders in connection with the Annual Meeting is enclosed for your information.

     Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the "Trustee") how to vote the shares (eligible to vote) of Pactiv Corporation stock held in your account. The Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their respective instructions.

     If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account, FOR the election of the nominees for Directors named in the Proxy Statement, FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year 2001, and as recommended by Management on all other matters to be considered at the Annual Meeting.

     If you do not return your executed form of proxy to the Trustee, then your shares can be voted by the Trustee only in accordance with the requirements of your benefit plan, which may or may not reflect your views.

     Your vote is important. Please send your executed form of proxy card with your voting instructions at your earliest opportunity. For your convenience, a return envelope is enclosed.

                                                YOUR BENEFITS COMMITTEE

                   [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                  ANNUAL MEETING OF SHAREHOLDERS MAY 17, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY

The undersigned does hereby appoint Richard L. Wambold, Roger B. Porter and Karl A. Stewart, and any of them, with full power of substitution, as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Pactiv Corporation held of record by the undersigned at the close of business on March 21, 2001, and entitled to vote at the Annual Meeting of Shareholders of Pactiv Corporation to be held at 10:30 a.m., May 17, 2001, at the Sheraton North Shore Hotel, 933 Skokie Blvd., Northbrook, Illinois 60062, or at any adjournment thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

1. Election of Directors--Nominees:
01 Larry D. Brady               04 Roger B. Porter
02 Robert J. Darnall            05 Paul T. Stecko
03 Mary R. (Nina) Henderson     06 Richard L. Wambold

2. Ratification of Arthur Andersen LLP as Independent Public Accountants for
   2001.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

-------------------------------------------------------------------------------
  /\FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL/\


                   [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2001
                                   10:30 A.M.
                          SHERATON NORTH SHORE HOTEL,
                          933 SKOKIE BLVD., NORTHBROOK
                                ILLINOIS, 60062

[X] Please mark your                                                                                                            5260
    votes as in this
    example.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR ITEMS 1 AND 2.

-----------------------------------------------------------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
------------------------------------------------------------------------
                FOR    WITHHELD                     FOR  AGAINST ABSTAIN
1. Election of  [ ]      [ ]     2. Ratification    [ ]    [ ]     [ ]           3. In the discretion of the Proxies named herein,
   Directors                        of Independent                                   the Proxies are authorized to vote upon other
  (see Reverse).                    Accountants for                                  matters as may properly come before the
                                    year 2001                                        meeting.

For, except vote withheld from the following nominee(s):
------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         The signer hereby revokes all proxies heretofore given
                                                                         by the signer to vote at said meeting or any adjournments
                                                                         thereof.

                                                                         NOTE: Please sign exactly as name appears hereon. Joint
                                                                               owners should each sign. When signing as attorney
                                                                               executor, administrator, trustee, or guardian,
                                                                               please give full title as such.


                                                                          ______________________________________________

                                                                          ______________________________________________
                                                                             SIGNATURE                           DATE

-----------------------------------------------------------------------------------------------------------------------------------
                           /\FOLD AND DETACH HERE IF YOUR ARE RETURNING YOUR VOTED PROXY CARD BY MAIL/\


                   [PACTIV ADVANCED PACKAGING SOLUTIONS LOGO]

Dear Shareholder:

Pactiv Corporation encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1. TO VOTE OVER THE INTERNET:
       - Log on to the Internet and go to the Web site http://www.eproxyvote.com/ptv

2. TO VOTE OVER THE TELEPHONE:
       - On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is not need to mail back your proxy card.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.